UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2019

NDIVISION INC.

(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4925 Greenville Avenue, Suite 200, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area 214-785-6355

Copies to:

Ken Bart, Esq.

Bart and Associates, LLC

1213 Culbreth Drive

Suite 346

Wilmington, NC 28405

Tel: 720-226-7511

Fax: 720-528-7765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of a New Independent Director

On May 22, 2019, the Board of Directors (the “Board”) of nDivision Inc. (the “Company”) appointed Philip Keith Morrow as a director of the Company. Mr. Morrow will become the Chairman of the Nominating and Governance Committee and join the Audit Committee and the Compensation Committee as an independent director.

Mr. Morrow, Age 60, is currently a technology executive at Epsilon, an all-encompassing global marketing innovator with over 8,000 employees and generating more than $2.1 billion in revenue. The firm provides a broad range of marketing services spanning database marketing, direct mail, email marketing, web development, loyalty programs, analytics, data services, strategic consulting and creative services. In his role, Mr. Morrow acts as a trusted advisor to the Executive Leadership Team and implements innovative, transformative technology solutions that provide the company a competitive advantage over their peers. In addition, he is responsible for all Information Technology (IT), Cyber Security, and Technology Compliance, as well as the integration of new game-changing technology into the company.

In his previous role as EVP Shared Service & Global CIO for Epsilon, he was responsible for creating and implementing the company’s IT strategy to deliver operational excellence across Epsilon’s data centers and network, as well as managing the production support functions. Morrow was integral in the design, development and successful launch of Epsilon’s digital product offerings, including Agility Harmony, a cloud-based, omni-channel marketing and analytics platform recognized as one of the top 13 most significant technologies in the space.

Morrow previously founded an effectiveness consultancy, K. Morrow Associates, and prior to that was the EVP/CIO at Blockbuster Inc. and 7-Eleven, Inc. While in those roles, he was named to CIO Magazine’s CIO 100 for three consecutive years and was inducted into the CIO Hall of Fame by the CIO Magazine in 2008.

From 2004-2016 he was a governor-appointed member of the Board of Directors for the State of Texas Department of Information Resources, and served on the board of directors for Copper Mobile from 2012-2015.

He currently serves on the advisory board of Technology Spa, an early stage technology company focused on Cloud Strategy, Governance, and DevOps as a Service.

Mr. Morrow has a Bachelors of Art in Business from the Dallas Baptist University and a MBA in E-commerce from Dallas Baptist University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Philip Keith Morrow Biography

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NDIVISION INC.

Date: May 22, 2019	By:	/s/ Alan Hixon
Alan Hixon Chief Executive Officer

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